Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,131,591
Unrealized Gain (Loss) on Market Value of Commodity Futures	771,359
Dividend Income	111,689
Interest Income	140,997
ETF Transaction Fees	2,100
Total Income (Loss)	$5,157,736

Expenses
General Partner Management Fees	$43,593
Professional Fees	16,340
Brokerage Commissions	7,587
Directors' Fees and Insurance	4,614
License Fees	1,089
Total Expenses	$73,223
Net Income (Loss)	$5,084,513

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/26	$86,241,075
Additions (250,000 Shares)	17,400,522
Withdrawals (50,000 Shares)	(3,398,523)
Net Income (Loss)	5,084,513

Net Asset Value End of Month	$105,327,587
Net Asset Value Per Share (1,450,000 Shares)	$72.64

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596